                                                                    Exhibit 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated February 19, 1997 included in Pennsylvania Enterprises, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this Registration Statement. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.

                                          /s/ Arthur Andersen LLP
                                          _____________________________________
                                            Arthur Andersen LLP

New York, New York
September 9, 1999